UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2004

Commission file number: 0-23391

XFORMITY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	84-1434313 (I.R.S. Employer Identification No.)

14333 Proton Drive
                  Dallas, Texas 75244
(Address of principal executive offices, including zip code)

Registrant's Telephone No., including area code: (972) 661-1200

_________________________________

 ITEM 7.01.       REGULATION FD DISCLOSURE

       We issued a press release on October 8, 2004 announcing the first hosted installation of QSRx Home Office with Microsoft Business Solutions-Great Plains 8.0. A copy of the press release is attached as Exhibit 99.1.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS
(a)	Exhibit
Item	Title
99.1	Press Release dated October 8, 2004

 Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XFormity Technologies, Inc.
Date: October 14, 2004	Signature:	/s/ Mark Haugejorde Mark Haugejorde, President

 EXHIBIT 99.1

XFormity Transforms the Franchise Enterprise with
Hosted Financial Management Solution

Dallas, TX - October 8, 2004 - XFormity Technologies, Inc. (XFMY.OB) announced today the first hosted installation of QSRx Home Office with Microsoft Business Solutions-Great Plains 8.0. MRCO, LLC, an 80-unit Taco Bell franchisee based in Nashville, Tennessee, an XFormity customer using QSRx Business Intelligence since February 2003, chose Microsoft Great Plains 8.0 at the recommendation of XFormity. SEI, partner to both XFormity and Microsoft, provided implementation and training.

"QSRx has evolved from a leading business intelligence tool to an integration suite vital to our customer enterprises," said Mark Haugejorde, President of XFormity. "QSRx Home Office has automated many processes that previously were cumbersome and error prone. As with QSRx Business Intelligence, the customer ROI can be immediate and significant. We see the relationships with Microsoft and SEI as major factors in our future growth, helping us scale without tremendous infrastructure cost."

QSRx Home Office moves data bi-directionally between the stores and the franchisee enterprise system, dramatically reducing the intervention required to manage finance, human resources and operations. Combined with QSRx Business Intelligence, QSRx Home Office delivers more efficient, accurate and cost effective data flow, resulting in reduced overhead and improved profitability.

"We have been working with XFormity for two years, and have closely watched the progress of the QSRx suite," said Mark Barry, U.S. director of the VC and Emerging Business team at Microsoft Corp. "Microsoft appreciates XFormity's goal of providing affordable solutions for small and midsize business owners, such as franchisees in the quick serve restaurant category."

About XFormity Technologies, Inc.

XFormity Technologies, Inc., designs and implements superior Business Intelligence software for large and mid-size clients, with a focus in the Quick Service Restaurant industry. The Company, along with its strategic partner SEI, is able to rapidly roll out flexible, extensible solutions to offer an immediate ROI to the customer. More information about XFormity (OTC Bulletin Board: XFMY) is available at xformity.com.

About SEI

A leader in retail technology support, SEI has helped QSRs focus on serving their customers since 1984 and provides award-winning service to 20,000+ retail outlets. SEI maintains its headquarters in Oak Brook, IL, with a network of offices in Fargo and Grand Forks, ND, Merrillville, IN, London, England, and Debrecen, Hungary. To contact SEI, visit www.sei-it.com or call (888) 734-7343.

Safe Harbor for Forward Looking Statements

The statements contained in this press release may include certain projections and forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements involve a number of risks and uncertainties. Such statements reflect the company's current views with respect to future events and financial performance.

No assurances can be given, however, that these events will occur or that such expectations will be achieved and that actual results could differ materially from those described. Actual results of future operations of XFormity Technologies, Inc. may differ materially from those indicated by these forward looking statements as a result of various important factors, including, but not limited to, those discussed in the Risk Factors sections of reports filed by XFormity Technologies, Inc. with the Securities and Exchange Commission.

Contact: Mark Haugejorde of XFormity Technologies, Inc., +1-972-661-1200

Other product or service names mentioned herein are the trademarks of their respective owners.